UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 3)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
February 14, 2023

Newmont Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification No.)

6900 E. Layton Avenue, Denver, CO 80237

(Address of principal executive offices) (zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $1.60 per share	NEM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Form 8-K/A amends the Form 8-K filed by Newmont Corporation (the “Company” or “Newmont”) with the U.S. Securities and Exchange Commission (the “SEC”) on February 15, 2023 (the “Original Form 8-K”), which announced that (i) Ms. Natascha Viljoen would join the Company as Executive Vice President and Chief Operating Officer at a date to be subsequently determined and (ii) upon Ms. Viljoen’s planful transition, Mr. Rob Atkinson would transition from his current role as Executive Vice President and Chief Operating Officer to a new executive leadership role, as amended by (y) Amendment No. 1 to the Original Form 8-K filed by the Company with the SEC on August 16, 2023 (“Amendment No. 1”), which provided the date upon which Ms. Viljoen would join the Company’s Executive Leadership Team and (z) Amendment No. 2 to the Original Form 8-K filed by the Company with the SEC on October 2, 2023 (“Amendment No. 2” and together with the Original Form 8-K and Amendment No. 1, the “Form 8-K Filings”), which provided the sign-on compensation arrangement for Ms. Viljoen and additional information regarding the transition of the Executive Vice President and Chief Operating Officer role.

The purpose of this Form 8-K/A is to report that, on February 20, 2024, the Company and Mr. Atkinson agreed that Mr. Atkinson will be departing the Company, effective May 2, 2024.

In light of the information being presented in this Form 8-K/A, the following language in the Original Form 8-K is replaced by language in the third paragraph provided below: “Upon completion of the notice period and a planful transition at a date to be subsequently determined by the Company, Rob Atkinson, Executive Vice President and Chief Operating Officer, will transition from his current role into a new executive leadership role, reporting directly to Newmont’s President and Chief Executive Officer, focused on driving strategic initiatives to strengthen Newmont’s responsible gold leadership position.”

In addition, the following language in Amendment No. 2 is replaced by language in the last sentence of the second paragraph and the first sentence of the third paragraph provided below: “Ms. Viljoen will assume full accountability for all Business Units in early 2024, at which point Mr. Atkinson will transition into a strategic role supporting the business in another capacity.”

Item 5.02.	Departure of Certain Officers.

As previously reported by the Company in the Form 8-K Filings, Ms. Viljoen joined the Company’s Executive Leadership Team as Executive Vice President and Chief Operating Officer in October 2023.

Ms. Viljoen initially assumed accountability for the Company’s Australia, Papua New Guinea and North America Business Units, in addition to oversight of critical activities associated with incorporating Newcrest Mining Limited’s people and assets into Newmont. During a transition period from October 2023 to present, Mr. Atkinson continued to lead the Company’s Africa, Peru, and Latin America & Caribbean (formerly South America) Business Units, as well as Global Projects, and to support the transition of critical operational integration activities as Co-Chief Operating Officer. Effective March 1, 2024, Ms. Viljoen will assume full accountability for all Business Units.

In connection with completion of this planful transition, the Company and Mr. Atkinson agreed that Mr. Atkinson will be departing the Company, effective May 2, 2024. Mr. Atkinson will be entitled to receive severance benefits in accordance with the Company’s previously disclosed Executive Severance Plan at the E3 (now L6) level.

The Company and its Board of Directors wish to extend thanks to Mr. Atkinson for his numerous contributions to the Company and dedicated leadership of Newmont’s global operations.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Logan Hennessey
Name:	Logan Hennessey
Title:	Vice President, Deputy General Counsel and Corporate Secretary

Dated: February 22, 2024